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                                                                  Exhibit (e)(2)

                                   EXHIBIT A
                             BUYER OPTION AGREEMENT

     BUYER OPTION AGREEMENT, dated November 18, 2001 (this "Agreement"), by and among EM HOLDINGS, INC., a Delaware corporation ("Parent"), and Empire Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Buyer"), and eMachines, Inc., a Delaware corporation (the "Company").

                                   WITNESSETH:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Buyer and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for (i) the commencement by Buyer of a tender offer (the "Offer") to purchase all of the issued and outstanding shares of the common stock, par value $.0000125, of the Company ("Common Stock") at the applicable Offer Price, and (ii) the subsequent merger of Buyer into the Company (the "Merger"); and

     WHEREAS, as a condition to the willingness of Parent and Buyer to enter into the Merger Agreement, Parent and Buyer have required that the Company agree, and in order to induce Parent and Buyer to enter into the Merger Agreement the Company has agreed, to grant Buyer an option to purchase Shares, upon the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                             THE TOP-UP STOCK OPTION

     SECTION 1.1. Grant of Top-Up Stock Option. Subject to the terms and conditions set forth herein, the Company hereby grants to Buyer an option (the "Top-Up Stock Option") to purchase that number of Shares (the "Top-Up Option Shares") equal to the number of Shares that, when added to the number of Shares owned by Parent and Buyer and Shares that are purchasable immediately following the acceptance by the Buyer (or other Affiliate of Parent (including Lap Shun Hui ("LSH")) of the Shares tendered in the Offer pursuant to contractual arrangements entered into between LSH and other holders of Shares, at the time of exercise shall permit the Merger to be accomplished pursuant to Section 253 of the Delaware General Corporation Law assuming the issuance of the Top-Up Option Shares (the "Short Form Condition") at a purchase price per Top-Up Option Share equal to the Offer Price; provided, however, that the Top-Up Stock Option shall not be exercisable if the number of Shares subject thereto exceeds the number of authorized Shares available for issuance.

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     SECTION 1.2. Exercise of Top-Up Stock Option.

     (a) Subject to the conditions set forth in Section 2.1 and any additional requirements of Law, the Top-Up Stock Option may be exercised by Buyer, in whole but not in part, at any one time after the occurrence of a Top-Up Exercise Event (as defined below) and prior to the Top-Up Termination Date (as defined below).

     (b) A "Top-Up Exercise Event" shall occur for purposes of this Agreement on the Funding Date, provided that Buyer has acquired at least 80% of all the outstanding Shares pursuant to the Offer and the Stock Purchase Agreements.

     (c) The "Top-Up Termination Date" shall occur for purposes of this Agreement upon the earliest to occur of: (i) the Effective Time; (ii) the date which is five (5) business days after the occurrence of Top-Up Exercise Event (or such later date on which the closing of a purchase may be consummated, as set forth in Section 3(d) below); and (iii) the termination of the Merger Agreement.

     (d) In the event Buyer wishes to exercise the Top-Up Stock Option, Buyer shall send to the Company a written notice (a "Top-Up Exercise Notice," the date of which notice is referred to herein as the "Top-Up Notice Date") specifying the number of Top-Up Option Shares to be acquired and the aggregate purchase price therefor, the place for the closing of the purchase and sale of the Top-Up Option Shares pursuant to the Top-Up Stock Option (the "Top-Up Closing") and a date not earlier than the Top-Up Notice Date and not later than ten (10) business days from the Top-Up Notice Date for the Top-Up Closing (the "Top-Up Closing Date"); provided, however, that (i) if the Top-Up Closing cannot be consummated by reason of any applicable Laws or Orders, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated and (ii) without limiting the foregoing, if prior notification to or approval of any Governmental Entity is required in connection with such purchase, Buyer and the Company shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated.

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                                   ARTICLE II
                                     CLOSING

     SECTION 2.1.

     (a) Conditions to Closing. The Top-Up Closing is subject to the following conditions:

          (i) All waiting periods, if any, under the HSR Act applicable to the issuance of the Top-Up Option Shares hereunder shall have expired or have been terminated; and

          (ii) There shall be no preliminary or permanent injunction or other final, non-appealable judgment by a court of competent jurisdiction preventing or prohibiting the exercise of the Top-Up Stock Option or the delivery of the Top-Up Option Shares in respect of such exercise.

     (b) Limitation. Notwithstanding the foregoing, the Top-Up Stock Option may only be exercised to the extent that such exercise would not violate any NASD rules then applicable to the Company.

     SECTION 2.2. Closing.

     (a) At the Top-Up Closing, (i) the Company shall deliver to Buyer a certificate or certificates evidencing the applicable number of Top-Up Option Shares (in the denominations specified in the Top-Up Exercise Notice), and (ii) Buyer shall purchase each Top-Up Option Share from the Company at the Top-Up Price. Payment by Buyer of the Top-Up Price for the Top-Up Option Shares shall be made by wire transfer of immediately available funds to an account designated by the Company (provided that the failure or refusal of the Company to designate such a bank account shall not preclude Buyer from exercising the Top-Up Option).

     (b) The Company shall pay all expenses, and any and all Federal, state and local taxes and other charges, that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2.2.

     (c) Certificates evidencing Top-Up Option Shares delivered hereunder may include legends legally required, including a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN
          EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

It is understood and agreed that the foregoing legend shall be removed by delivery of substitute certificate(s) without such legend upon the sale of the Top-Up Option Shares pursuant to a

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registered public offering or Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or any other sale as a result of which such legend is no longer required.

     (d) Upon Buyer's delivery of the Top-Up Exercise Notice to the Company and the tender of the applicable purchase price, Buyer shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to Buyer.

                                  ARTICLE III

                           REPRESENTATIONS, WARRANTIES
                          AND COVENANTS OF THE COMPANY

     The Company hereby represents and warrants to Parent and Buyer (except as otherwise disclosed in writing on the date hereof) as follows:

     SECTION 3.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     SECTION 3.2. Authority Relative to this Agreement. The Company has the requisite power and authority necessary to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation of such transactions. This Agreement has been has been duly authorized, executed and delivered by, and assuming due authorization by Parent and Buyer, is enforceable against the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights and for general equitable principles.

     SECTION 3.3. Authority to Issue Shares. The Company has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the Top-Up Closing shall have reserved, all the Top-Up Option Shares issuable pursuant to this Agreement. All of the Shares issuable under the Top-Up Stock Option, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be delivered free and clear of all Liens (other than this Agreement) and will not be subject to any preemptive rights.

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     SECTION 3.4. No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) assuming that all Consents and filings described in Section 3.3(b) have been obtained or made, conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) result in any violation pursuant to any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which the Company is a party or by which the Company or its properties may be bound or affected.

     (b) No Consent of, or filing with, any Governmental Entity is required by the Company in connection with the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby, except for: (i) compliance with the HSR Act; and (ii) Consents or filings the failure of which to be obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby or the performance by the Company of any of its obligations hereunder.

     SECTION 3.5. Covenants of the Company. In addition to its other agreements and covenants herein, the Company agrees:

     (a) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company; and

     (b) promptly to take all action as may from time to time be required (including complying with all applicable notification, filing reporting and waiting period requirements under HSR or otherwise, and cooperating fully with Buyer in preparing any applications or notices and providing such information to any regulatory authority as it may require) in order to permit Buyer to exercise the Top-Up Option and the Company duly and effectively to issue Shares pursuant hereto.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

     Parent and Buyer hereby represent and warrant to the Company as follows:

     SECTION 4.1. Organization. Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

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     SECTION 4.2. Authority Relative to this Agreement. Each of Parent and Buyer has the requisite power and authority necessary to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of Parent and Buyer have been duly authorized by each of the Boards of Directors of Buyer and Parent and by the sole stockholder of Buyer, and no other corporate action on the part of Parent or Buyer is necessary to authorize the execution, delivery and performance of this Agreement or the consummation of such transactions by either of Parent or Buyer. This Agreement has been duly authorized, executed and delivered by, and assuming due authorization by the Company, is enforceable against each of Parent and Buyer, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor rights, and for general equitable principles.

     SECTION 4.3. No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by Buyer and Parent do not, and the performance by Buyer and Parent of their obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or bylaws of Buyer or the certificate of incorporation and bylaws of Parent, (ii) assuming that all Consents and filings described in Section 4.2(b) have been obtained or made, materially conflict with or materially violate any Law applicable to Buyer or Parent or by which any property or asset of Buyer or Parent is bound or affected or (iii) result in any violation pursuant to, any material note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or Parent is a party or by which Buyer or Parent or any of their respective properties may be bound or affected.

     (b) No Consent of, or filing with, any Governmental Entity is required by Buyer or Parent in connection with the execution and delivery of this Agreement, the performance by Buyer or Parent of any of its obligations hereunder or the consummation by Buyer or Parent of the transactions contemplated hereby, except for (i) compliance with the HSR Act and (ii) Consents or filings the failure of which to be obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby or the performance by Buyer or Parent of any of their respective obligations hereunder.

     SECTION 4.4. Covenant of the Buyer. In addition to its other agreements and covenants herein, the Buyer agrees to promptly take all action as may from time to time be required (including complying with all applicable notification, filing reporting and waiting period requirements under HSR or otherwise, and cooperating fully with the Company in preparing any applications and notices and providing such information to any regulatory authority as it may require) in order to permit the Company to duly and effectively issue the Shares upon the exercise by the Buyer of the Top-Up Option pursuant hereto.

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                                   ARTICLE V

                               COVENANTS OF BUYER

     SECTION 5.1. Distribution. Buyer shall acquire the Top-Up Option Shares for investment purposes only (and only for the purpose of effecting a merger of Buyer with the Company pursuant to Section 253 of the Delaware General Corporation Law) and not with a view to any sale or distribution thereof in violation of the Securities Act.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.1. Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by Parent and the Company. No waiver by any party hereto of any default, misrepresentation, or breach of a warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of a warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     SECTION 6.2. Fees and Expenses. Except as otherwise provided in this Agreement or Section 8.3 of the Merger Agreement, each of Buyer, Parent and the Company will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereunder including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

     SECTION 6.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing. Any of Buyer, Parent or the Company may send any notice, request, claim or other communication hereunder to the intended recipient at their addresses as specified in Section 9.4 of the Merger Agreement, and such notice, request, demand, claim or other communication will be deemed given if delivered to the address set forth below using personal delivery, commercial courier, messenger service, telecopy (receipt confirmed), registered or certified mail (postage pre-paid, return receipt requested), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by its intended recipient.

     SECTION 6.4. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. Each of Buyer, Parent and the Company agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provisions.

     SECTION 6.5. Assignment, Binding Effect; Benefit. None of Buyer, Parent or the Company may assign either this Agreement or any of its rights, interests or obligations hereunder

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without the prior written consent of the other parties hereto, except that
Buyer may assign, in its discretion, any or all of its rights, interests and obligations hereunder to Parent or any direct or indirect subsidiary of Buyer, but no such assignment shall relieve Buyer of any of its obligations hereunder. Subject to the preceding sentence, all of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and shall inure to the benefit of and are enforceable by, the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 6.6. Governing Law. This Agreement and the performance of the transactions and obligations of each of Buyer, Parent and the Company hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

     SECTION 6.7. ENFORCEMENT. EACH OF BUYER, PARENT AND THE COMPANY ACKNOWLEDGES AND AGREES THAT THE OTHER PARTIES HERETO WOULD BE DAMAGED IRREPARABLE IF ANY PROVISION OF THIS AGREEMENT IS NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC TERMS OR IS OTHERWISE BREACHED. ACCORDINGLY, EACH PARTY AGREES THAT THE OTHER PARTIES WILL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THIS AGREEMENT AND ITS TERMS AND PROVISIONS IN ANY ACTION INSTITUTED IN ANY COURT OF THE UNITED STATES OR ANY STATE HEREOF HAVING JURISDICTION OVER THE PARTIES HERETO AND THE MATTER, SUBJECT TO SECTION 6.6, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED, AT LAW OR IN EQUITY.

     SECTION 6.8. Headings. The descriptive headings contained in this Agreement are included for convenience purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 6.9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     SECTION 6.10. Entire Agreement. This Agreement and the Merger Agreement together with all exhibits, schedules and annexes thereto and the certificates, documents, instruments and writings that are contemplated by or referred to herein and therein, constitute the entire agreement and understanding of the parties hereto in respect of their subject matters, and supersede all prior agreements, understandings or representations by or among the parties, both written and oral, to the extent they relate in any way to the subject matter contemplated hereby and thereby.

     SECTION 6.11. Survival of Representations and Warranties. None of the representations or warranties contained in this Agreement will survive the Top-Up Termination

                                      -8-

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Date and only those covenants or obligations that by their terms survive the
Top-Up Termination Date shall survive the Top-Up Termination Date.


                                      -9-

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

                            EM HOLDINGS, INC.

                            By:  /s/ Lap Shun Hui
                                --------------------------------------------
                            Name:  Lap Shun Hui
                                 -------------------------------------------
                            Title: President
                                  ------------------------------------------



                            EMPIRE ACQUISITION CORP.

                            By:  /s/ Lap Shun Hui
                                --------------------------------------------
                            Name:  Lap Shun Hui
                                 -------------------------------------------
                            Title: President
                                  ------------------------------------------



                            EMACHINES, INC.

                            By:  /s/ Wayne R. Inouye
                                --------------------------------------------
                            Name:  Wayne R. Inouye
                                 -------------------------------------------
                            Title: President and Chief Executive Officer
                                  ------------------------------------------

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